EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-162566) of Pioneer Southwest Energy Partners L.P. and the Registration Statement on Form S-8 (No. 333-150627) of Pioneer Southwest Energy Partners L.P. 2008 Long Term Incentive Plan of the reference of Netherland, Sewell & Associates, Inc. in Exhibit 99.3 (Financial Statements and Supplementary Data) included in this Form 8-K of Pioneer Southwest Energy Partners L.P.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder
G. Lance Binder, P.E.
Executive Vice President

Dallas, Texas

November 9, 2009